                                                                  EXECUTION COPY
                                                                      4(e)(8)





                               FIRST AMENDMENT TO

                         LEASE AGREEMENT (AA 1992 MF-1)

                      (Redesignated AA 1994 PTC Series AA)

                            Dated as of May 26, 1994

                                    between

                            MERIDIAN TRUST COMPANY,

                                        not in its individual
                                        capacity but solely
                                        as Owner Trustee, as
                                        Lessor

                                      and

                            AMERICAN AIRLINES, INC.,

                                        as Lessee



                         One Boeing 767-323ER Aircraft
                                     N371AA

                               TABLE OF CONTENTS


                                                                                              Page
                                                                                              ----

Section 1.    Amendment to Section 1
              of the Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3

Section 2.    General Amendment to the Lease   . . . . . . . . . . . . . . . . . . . . . .      7

Section 3.    Amendment to Section 3
              of the Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  .      7

Section 4.    Amendment to Section 6
              of the Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9

Section 5.    Amendment to Section 7
              of the Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9

Section 6.    Amendment to Section 9
              of the Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  .     10

Section 7.    Amendment to Section 10
              of the Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18

Section 8.    Amendment to Section 11
              of the Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20

Section 9.    Amendment to Section 12
              of the Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     21

Section 10.   Amendment to Section 14
              of the Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     22

Section 11.   Amendment to Section 15
              of the Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     22

Section 12.   Amendment to Section 18
              of the Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     23

Section 13.   Amendment to Section 20
              of the Lease    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23

                                                                                              Page
                                                                                              ----
Section 14.   Amendment to Section 25
              of the Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        23

Section 15.   Effectiveness of Amendments  . . . . . . . . . . . . . . . . . . . . .  .        23

Section 16.   Ratification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        23

Section 17.   Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        23

                            FIRST AMENDMENT TO LEASE
                            AGREEMENT (AA 1992 MF-1)
                      (REDESIGNATED AA 1994 PTC SERIES AA)


                                  This FIRST AMENDMENT TO LEASE AGREEMENT
(hereinafter referred to as this "Lease Amendment"), dated as of May 26, 1994, between MERIDIAN TRUST COMPANY, a Pennsylvania trust company, with its principal place of business at 35 North Sixth Street, Reading, Pennsylvania 19601, not in its individual capacity, except as expressly stated herein and in the Lease referred to below, but solely as Owner Trustee under a certain Trust Agreement (AA 1992 MF-1), dated as of May 15, 1992, and its successors and assigns ("Lessor"), and AMERICAN AIRLINES, INC., a Delaware corporation with its principal place of business at Fort Worth, Texas 76155 "Lessee").

                              W I T N E S S E T H:

                                  WHEREAS, Lessee, the Owner Participant (as
defined in the Original Participation Agreement referred to below, the "Owner Participant"), Royal Bank of Canada and Credit Suisse, acting through its New York Branch (the "Original Loan Participants"), Lessor and First Security Bank of Utah, N.A., a national banking association (the "Indenture Trustee"), entered into that certain Participation Agreement (AA 1992 MF-1), dated as of May 15, 1992 (the "Original Participation Agreement"), providing for the sale and lease of one Boeing 767-323ER aircraft bearing U.S. Registration Number N371AA and Manufacturer's Serial Number 25198 (the "Aircraft");

                                  WHEREAS, concurrently with the execution and
delivery of the Original Participation Agreement, Lessor and the Indenture Trustee entered into that certain Trust Indenture and Security Agreement (AA 1992 MF-1), dated as of May 15, 1992 (such Trust Indenture and Security Agreement, as supplemented by Trust Agreement and Indenture Supplement No. 1 (AA 1992 MF-1), dated May 28, 1992, the "Original Indenture"), pursuant to which Lessor issued to the Original Loan Participants certificates substantially in the form set forth in Article II of such Original Indenture (the "Loan Certificates") as evidence of the loans then being made by such Original Loan Participants;

                                  WHEREAS, concurrently with the execution and
delivery of the Original Participation Agreement, Lessor and





                                   Series AA

Lessee entered into a Lease Agreement (AA 1992 MF-1) relating to the Aircraft, dated as of May 15, 1992 (such Lease Agreement, as supplemented by Lease Supplement No. 1 (AA 1992 MF-1), dated May 28, 1992, the "Lease"), whereby, subject to the terms and conditions set forth therein, Lessor agreed to lease to Lessee, and Lessee agreed to lease from Lessor, the Aircraft on its Delivery Date;

                                  WHEREAS, a counterpart of the Lease was
recorded by the Federal Aviation Administration on May 28, 1992, and assigned Conveyance No. U61706;

                                  WHEREAS, Section 20 of the Original
Participation Agreement contemplates the redemption of the Loan Certificates pursuant to Section 2.12 of the Original Indenture as part of a refunding or refinancing operation and Section 3(e) of the Lease contemplates the adjustment of Rent in the event of such a refunding or refinancing operation, and Lessee has given its written notice to the Owner Participant and the Owner Trustee, pursuant to such Section 20, of its desire to implement such a refunding or refinancing operation;

                                  WHEREAS, in order to accomplish such
redemption (i) Lessee, the Owner Trustee, the Indenture Trustee, the Loan Participants and State Street Bank and Trust Company of Connecticut, National Association (the "Loan Trustee"), have entered into the Instrument of Resignation, Appointment and Acceptance, dated as of May 26, 1994 (the "Instrument of Resignation"), pursuant to which the Indenture Trustee has resigned under the Original Indenture, and the Pass Through Trustee (as defined below), Lessee and the Owner Trustee have accepted such resignation and the appointment of the Loan Trustee as successor to the Indenture Trustee, (ii) Lessee, the Owner Participant, Lessor, the Indenture Trustee, the Loan Participants, State Street Bank and Trust Company of Connecticut, National Association, as Trustee (in such capacity, the "Pass Through Trustee") under five separate Pass Through Trust Supplements (entered into pursuant to the Pass Through Trust Agreement, Amended and Restated as of February 1, 1992, between Lessee and the Pass Through Trustee) with Lessee, each dated as of the date hereof, and the Loan Trustee have entered into a Refunding Agreement (AA 1994 PTC Series AA), dated as of the date hereof (the "Refunding Agreement"), and
(iii) Lessor and Loan Trustee have amended and restated the Original Indenture as the Amended and Restated Trust Indenture and

                                   Series AA

Security Agreement (AA 1994 PTC Series AA) (such amended and restated Indenture, the "Amended and Restated Indenture" or the "Indenture"); and

                                  WHEREAS, in order to carry out the provisions
of such written notice and the provisions of the Refunding Agreement, including, without limitation, Section 6 thereof, Lessor and Lessee wish to amend the Lease by entering into this Lease Amendment;

                                  NOW, THEREFORE, in consideration of the
mutual agreements contained herein, the parties hereto agree as follows:

                                  SECTION 1.  AMENDMENT TO SECTION 1 OF THE
LEASE. (a) Section 1 of the Lease is amended by deleting the definitions of "Break Amount" and "Rent Differential Amount."

                                  (b)  The definition of "Business Day" is
amended by deleting the words "Dallas, Texas", by inserting the words "or the city and state in which the Loan Trustee disburses funds" after the words "Indenture Trustee is located" and by deleting the proviso thereof.

                                  (c)  The definition of "Certificate" is
amended by inserting the words "provided that from and after the Refunding Date (as defined in the Refunding Agreement) "Certificate" shall mean and include any Equipment Note" between the words "Trust Indenture" and ".".

                                  (d)  The definition of "Event of Loss" is
amended by deleting the words "the date on which notice of payment of the Certificates is given pursuant to Section 2.14 of the Trust Indenture" and substituting therefor the words "the date of any notice of redemption of Certificates relating to the occurrence of any such event".

                                  (e)  The definition of "Indenture Trustee" is
amended by inserting the words ", including (upon the execution of the Instrument of Resignation, as defined in the Refunding Agreement) State Street Bank and Trust Company of Connecticut, National Association, as Loan Trustee" between the words "Trust Indenture" and ".".

                                  (f)  The definition of "Stipulated Loss
Value" is amended by deleting the third and fourth sentences thereof.

                                   Series AA

                                  (g)  The definition of "Tax Indemnity
Agreement" is amended by adding at the end thereof the phrase ", as the same may be amended from time to time".

                                  (h)  The definition of "Termination Value" is
amended by deleting the third and fourth sentences thereof.

                                  (i)  The definition of "Trustee's Liens" is
amended by deleting the word "5.04" and substituting therefor the word "9.09".

                                  (j)  The definitions of "Loan Participant",
"Operative Documents", "Overdue Rate", "Transaction Costs", "Trust Indenture" and "Indenture" contained in Section 1 of the Lease are amended to read as follows:

                                  "Loan Participant" shall have the meaning
specified in the Trust Indenture.

                                  "Operative Documents" shall mean this Lease,
                         the Rent Schedule, the Lease Supplement, the Bills of Sale, the Certificates, the Trust Agreement, the Trust Indenture, the Participation Agreement, the Refunding Agreement, the Purchase Agreement Assignment, the Tax Indemnity Agreement, the Instrument of Resignation and the Trust Agreement and Indenture Supplement.

                                  "Overdue Rate" shall mean (i) with respect to
                         the portion of any payment of Rent that would be required to be distributed to a Loan Participant pursuant to the terms of the Trust Indenture, the rate of interest borne by the Certificates held by such Loan Participant and (ii) with respect to the portion of any payment of Rent that would be required to be distributed to Lessor pursuant to the terms of the Trust Indenture or would be payable pursuant to the terms of any of the Operative Documents directly to Lessor, the Owner Participant, the Owner Trustee in its individual capacity or the Loan Trustee in its individual capacity, the lesser of 2% over the Base Rate and the maximum interest rate from time to time permitted by law.

                                  "Transaction Costs" has the meaning set forth
                         in Section 3(e) hereof.

                                  "Trust Indenture" or "Indenture" shall mean
                         the Trust Indenture and Security Agreement (AA 1992 MF-1),

                                   Series AA
                         dated as of May 15, 1992, between Lessor (in its individual capacity only as expressly provided therein and otherwise as Owner Trustee) and the Indenture Trustee named therein, as amended and restated as the Amended and Restated Trust Indenture and Security Agreement (AA 1994 PTC Series AA), dated as of May 26, 1994, as the same may be further amended, modified or supplemented from time to time.

                                  (k)  The following definitions of "Average
Certificate Rate", "Equipment Note", "Instrument of Resignation", "Loan Certificate", "Loan Trustee", "Outstanding", "Pass Through Certificates", "Pass Through Trust", "Pass Through Trust Agreement", "Pass Through Trust Supplement", "Pass Through Trustee", "Premium Amount", "Refunding Agreement" and "Termination Contract Date" shall be inserted in Section 1 of the Lease in alphabetical order:

                                  "Average Certificate Rate" shall mean the
                         weighted average interest rate applicable to the Certificates at the time outstanding, computed on the basis of a 360-day year of twelve 30-day months.

                                  "Equipment Note" has the meaning specified in
                         the Trust Indenture.

                                  "Instrument of Resignation" shall mean the
                         Instrument of Resignation, dated as of May 26, 1994, among Lessee, Lessor, the Indenture Trustee, the Original Loan Participants and State Street Bank and Trust Company, National Association, as successor Indenture Trustee.

                                  "Loan Certificate" shall have the meaning set
                         forth for the term "Certificate" herein.

                                  "Loan Trustee" shall mean State Street Bank
                         and Trust Company of Connecticut, National
                         Association, as successor trustee to the Indenture Trustee, and each other Person that may from time to time be acting as loan trustee under the Trust Indenture.

                                  "Outstanding" or "outstanding", when used
                         with respect to Certificates, has the meaning set forth in the Trust Indenture.

                                   Series AA

                                  "Pass Through Certificates" shall mean any of
                         the Pass Through Certificates issued pursuant to any of the Pass Through Trust Supplements.

                                  "Pass Through Trust" shall mean each Pass
                         Through Trust created pursuant to a Pass Through Trust Supplement.

                                  "Pass Through Trust Agreement" shall mean the
                         Pass Through Trust Agreement, amended and restated as of February 1, 1992], between Lessee and the Pass Through Trustee, as originally executed and as modified or amended pursuant to the applicable provisions thereof.

                                  "Pass Through Trust Supplement" shall mean
                         Pass Through Trust Supplement Nos. 1994-A1 through 1994-A5, each dated as of May 26, 1994, to the Pass Through Trust Agreement, each between Lessee and the Pass Through Trustee, as each may be modified or amended pursuant to the applicable provisions thereof.

                                  "Pass Through Trustee" shall mean State
                         Street Bank and Trust Company of Connecticut, National Association, a national banking association, in its capacity as Trustee under each Pass Through Trust Supplement, and each other person which may from time to time be acting as successor trustee under any such Pass Through Trust Supplement.

                                  "Premium Amount" shall mean the Make-Whole
                         Amount (as defined in the Trust Indenture), if any, payable pursuant to Section 6.01(b) of the Trust Indenture.

                                  "Refunding Agreement" shall mean that certain
                         Refunding Agreement (AA 1994 PTC Series AA) dated as of May 26, 1994, among Lessee, the Owner Participant, Lessor, the Pass Through Trustee under each Pass Through Trust Supplement, Royal Bank of Canada and Credit Suisse, acting through its New York Branch, as Original Loan Participants, the Indenture Trustee and the Loan Trustee, as such Refunding Agreement may from time to time be supplemented or amended pursuant to the applicable provisions thereof.

                                  "Termination Contract Date" shall mean the
                         thirtieth day preceding any Termination Date or, if

                                   Series AA
                         such day is not a Business Day, the next succeeding Business Day.

                                  SECTION 2.  GENERAL AMENDMENT TO THE LEASE.
Every Section of the Lease in which the term "Break Amount" appears, except as otherwise amended hereby, is amended by deleting the term "Break Amount" each time it appears and substituting therefor the term "Premium Amount".

                                  SECTION 3.  AMENDMENT TO SECTION 3 OF THE
LEASE. (a) Section 3(b) is amended by deleting the words ", as adjusted pursuant to the next paragraph" from the first paragraph thereof and by deleting the second paragraph thereof.

                                  (b)  The penultimate paragraph of Section
3(b) of the Lease is amended by inserting the word "Outstanding" between the words "and interest on the" and "Certificates required to be paid".

                                  (c)  Section 3(c) of the Lease is amended in
its entirety to read as follows:

                             "(c)  Supplemental Rent.  Lessee also agrees to
                         pay to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent promptly as the same shall become due and owing (and in any event, within the relevant period as provided herein), and in the event of any failure on the part of Lessee to pay any Supplemental Rent when due, Lessor shall have all rights, powers and remedies provided for herein or by law or in equity or otherwise in the case of nonpayment of Basic Rent. In addition, Lessee will pay as Supplemental Rent (i) on demand, an amount equal to interest at the Overdue Rate on any part of any installment of Basic Rent not paid when due for any period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due for the period until the same shall be paid and (ii) in the case of any redemption or purchase of Certificates requested or consented to by Lessee pursuant to
                         Section 17 of the Participation Agreement, the Premium Amount, if any, payable pursuant to Section 6.01(b) of the Trust Indenture; provided that notwithstanding anything to the contrary set forth in any Operative Document or any document or instrument relating thereto, Lessee shall have no responsibility or liability for any amounts

                                   Series AA
                         payable to the Certificate Holders in respect of (x) Premium Amount, if any, payable thereon as a result of a redemption or purchase of the Certificates pursuant to Section 6.01(b)(2) of the Trust Indenture without the prior written consent of Lessee or (y) an Indenture Default that does not also constitute an Event of Default. All Supplemental Rent to be paid pursuant to this Section 3(c) shall be payable in the type of funds and in the manner set forth in Section 3(d)."

                                  (d)  Section 3(d) of the Lease is amended by
deleting the words "at the offices of the Indenture Trustee at 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department (AA 1992 MF-1)" and substituting therefor the words "to the account of the Loan Trustee at State Street Bank and Trust Company, Boston, Massachusetts".

                                  (e)  Section 3(e) of the Lease is amended in
its entirety to read as follows:

                                  "(e)  Adjustments to Basic Rent, Stipulated
                         Loss Value and Termination Value.  In the event that
                         (i) the expenses paid by the Owner Participant pursuant to Section 11 of the Refunding Agreement and
                         Section 9(a) of the Participation Agreement (except for any fees and out-of-pocket expenses paid or payable to any financial advisor to the Owner Participant) (the "Transaction Costs") are less or more than 1.46772034% of Lessor's Cost, or (ii) prior to the acceptance of the Aircraft on the Delivery
                         Date: (A) there shall have occurred a Tax Change and
                         (B) after having been advised in writing by the Owner Participant of such Tax Change and the proposed adjustment to the payments of Basic Rent resulting therefrom, Lessee shall have waived its right under
                         Section 11 of the Participation Agreement to decline to proceed with the transaction , or (iii) a refinancing or refunding as contemplated by Section 17 of the Participation Agreement occurs, or (iv) the Delivery Date is other than May 28, 1992 or (v) if the Certificates are not refunded or refinanced on or prior to the Base Lease Commencement Date, the Interim Payment Amount referred to in Section 16(a) of the Participation Agreement (after adjustment for any Interim Payment Differential Amount referred to in such Section 16(a)) is other than $1,345,440.50, or
                         (vi) any

                                   Series AA
                         amount is paid by Lessee to the Owner Participant pursuant to the Tax Indemnity Agreement, or (vii) if the Certificates are not refunded or refinanced on or prior to the Base Lease Commencement Date, any Deferred Equity Amount is other than $3,275,000, then all payments of Basic Rent, Stipulated Loss Values, Termination Values and Special Purchase Price Percentage (or, in the case of events described in clause (vi) above, all payments of Stipulated Loss Values, Termination Values and Special Purchase Price Percentage only) will, subject always to the penultimate paragraph of Section 3(b), be adjusted (upwards or downwards, as the case may be) in accordance with the provisions of Section 18 of the Participation Agreement. In addition, in the event of a refunding or refinancing as contemplated by Section 17 of the Participation Agreement, the Special Purchase Option Date shall be recalculated in accordance with the provisions of Section 18 of the Participation Agreement."

                                  SECTION 4.  AMENDMENT TO SECTION 6 OF THE
LEASE. Clause (i) of Section 6 of the Lease is amended in its entirety to read as follows:

                                  "(i) the respective rights of Lessor and
                         Lessee as herein provided, the lien created under the Trust Indenture, the rights of Lessor under the Purchase Agreement Assignment and the rights of the Owner Participant, the Owner Trustee, the Indenture Trustee, each Loan Participant and the Pass Through Trustee (in its capacity as a Loan Participant and in its capacity as Pass Through Trustee) under the Trust Agreement, the Trust Indenture, the Participation Agreement, the Refunding Agreement, the Pass Through Trust Agreement and the Pass Through Trust Supplements,"

                                  SECTION 5.  AMENDMENT TO SECTION 7 OF THE
LEASE. (a) The second sentence of Section 7(a)(i) of the Lease is amended by deleting the words "and 9(n)" and adding after the words "Participation Agreement" the words "and Section 7.02 of the Trust Indenture".


                                  (b)  The penultimate proviso to Section 7(b)
of the Lease is amended by deleting the words "Section 4.04" and substituting therefor the words "Section 8.03".

                                   Series AA

                                  (c)     Section 7(c) is amended by deleting
the words "FIRST SECURITY BANK OF UTAH, N.A., AS INDENTURE TRUSTEE" and substituting therefor "STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, AS LOAN TRUSTEE, MORTGAGEE"

                                  SECTION 6.  AMENDMENT TO SECTION 9 OF THE
LEASE.  Section 9 of the Lease is amended in its entirety to read as follows:

                                  "Section 9.  Voluntary Termination.  (a)
                         Right of Termination. So long as no Event of Default (or Payment or Bankruptcy Default) shall have occurred and be continuing, Lessee shall have the right, subject to the conditions set forth in this Section 9, at its option to terminate this Lease (i) at any time on or after the seventh anniversary of the Base Lease Commencement Date, if in Lessee's good faith determination (evidenced by a certificate of a Responsible Officer of Lessee to such effect) the Aircraft is surplus to Lessee's requirements or economically obsolete to Lessee, and (ii) on a Special Termination Date, in each case by delivering to Lessor and the Owner Participant a written notice of termination specifying a proposed date of termination (the "Termination Date") which shall be a Business Day occurring not earlier than 180 days after the date of such notice, and, if the Termination Date is a Special Termination Date, whether or not Lessee is thereby electing to purchase the Aircraft on such Special Termination Date as provided in Section 9(e). The termination of this Lease shall be effective, subject to the conditions set forth in this Section 9, on (A) if Lessee has not elected to purchase the Aircraft as provided in Section 9(e) and Lessor has elected to sell the Aircraft, as provided below, the date of sale of the Aircraft, if any, referred to in Section 9(b),
                         (B) if Lessee has not elected to purchase the Aircraft as provided in Section 9(e) and Lessor has elected to retain the Aircraft as provided in Section 9(d), the date of termination referred to in Section 9(d), or
                         (C) if Lessee has elected to purchase the Aircraft as provided in Section 9(e), the date of purchase referred to in Section 9(e). Where Lessee has not elected to purchase the Aircraft as provided for in
                         Section 9(e), Lessor or the Owner Participant shall give Lessee irrevocable notice of its election to sell or retain the Aircraft

                                   Series AA
                         no later than 30 days prior to the Termination Contract Date. In the event Lessor or the Owner Participant shall fail to give notice pursuant to the immediately preceding sentence, notice of its election to sell the Aircraft shall be deemed to have been given as of such thirtieth day prior to the Termination Contract Date. Unless Lessor or the Owner Participant shall have given to Lessee a timely notice of its election to retain the Aircraft as provided in
                         Section 9(d), Lessee (1) shall withdraw such termination notice on the Termination Contract Date if the Person who shall have submitted the highest cash bid notified by Lessee to Lessor or by Lessor or Owner Participant to Lessee pursuant to Section 9(b) prior to the Termination Contract Date (or, with the consent of Lessor, another person who shall have submitted a bid for the purchase of the Aircraft, acceptable to Lessor and Lessee) shall not have entered into a binding contract of sale on or prior to such Termination Contract Date reasonably acceptable to the Owner Participant providing for the sale by Lessor without recourse or warranty (except as to Lessor's Liens) for cash of the Airframe and the Engines installed thereon to such Person (the "Contract Purchaser") (Lessor hereby agreeing, subject to Lessor's right to retain the Aircraft, promptly to execute and deliver any such contract of sale in the form thereof furnished by Lessee for execution and delivery and Lessee hereby agreeing to consult with the Owner Participant regarding the terms of such contract of sale and to submit the execution form thereof to the Owner Participant a reasonable period of time prior to the Termination Contract Date) and
                         (2) may withdraw the termination notice referred to above at any time on or prior to the Termination Contract Date, whereupon this Lease shall continue in full force and effect. In the event Lessee withdraws, on or before the Termination Contract Date, a notice of termination given pursuant to this Section 9(a) or such notice is deemed withdrawn pursuant to the final sentence of Section 9(b) or if this Lease is not terminated on a proposed Termination Date pursuant to this Section 9 as a result of a breach by Lessee of its obligations hereunder, Lessee will reimburse Lessor and the Owner Participant for any reasonable out-of-pocket expenses (including any reasonable brokers' fees) incurred by them in connection with the proposed sale, except Lessee shall not be obligated to reimburse Lessor or the Owner

                                   Series AA

                         Participant for any out-of-pocket expenses to the extent Lessor or the Owner Participant, as the case may be, shall have failed to comply with its obligations under this Section 9. Lessee shall not be entitled to exercise its right of termination provided for in this Section 9(a) more than four times during the Term (not including for purposes of this sentence any exercise by Lessee of such right of termination immediately following a failure of this Lease to be terminated solely by reason of Lessor's or the Owner Participant's failure to comply with its obligations under this Section 9).

                                  (b)  Sale of Aircraft.  If Lessee has not
                         elected to purchase the Aircraft as provided in
                         Section 9(e) and Lessor has elected or is deemed to have elected to sell the Aircraft pursuant to Section 9(a), Lessee will have the option of acting as non-exclusive agent for Lessor to obtain bids for the cash purchase of the Aircraft. Lessor agrees to pay Lessee a commercially reasonable brokerage fee based on the then current industry practice in the event that Lessee locates the Person who purchases the Aircraft pursuant to this Section 9(b); provided that the foregoing shall not derogate from Lessee's obligations set forth in clause (1) of the sixth sentence of this paragraph. If Lessee acts as such agent, Lessee shall, promptly upon receipt of any cash bid for the Aircraft (but in no event later than 10 Business Days prior to the Termination Contract Date) notify Lessor and the Owner Participant in writing of the amount and terms of each such bid and the name and the address of the Person submitting each such bid. Lessor and the Owner Participant may also, at their expense (which expense, including without limitation any broker's or finder's fees or commissions, shall, subject to the penultimate sentence of paragraph (a) of this Section 9, be for the Owner Participant's own account), independently obtain cash bids for such purchase and, in the event Lessor or the Owner Participant receives any such bid, Lessor or the Owner Participant, as the case may be, shall promptly notify Lessee in writing of the amount and terms of such bid and the name and address of the Person submitting such bid; provided that the foregoing shall not derogate from Lessee's obligations set forth in clause (1) of the sixth sentence of this paragraph. On the Termination Date, (x) Lessee shall, subject to receipt by Lessor of all amounts owing to Lessor pur-

                                   Series AA
                         suant to the next sentence (other than amounts payable by Lessee), deliver the Aircraft at a location selected by Lessee to the Contract Purchaser (or such other purchaser acceptable to Lessor and Lessee), in the same manner as if delivery were made to Lessor at the end of the Term pursuant to Section 5, and shall duly transfer to Lessor title to any engines installed on the Airframe but not owned by Lessor, all in accordance with the terms of Section 5, and (y) Lessor shall simultaneously therewith sell, without recourse or warranty (except as to the absence of Lessor's Liens (disregarding for this purpose the proviso to the definition thereof)), for cash all of Lessor's right, title and interest in and to the Aircraft to such Contract Purchaser (or other purchaser). The total selling price realized at such sale shall be retained by Lessor, and, in addition, on the Termination Date, Lessee shall pay to Lessor or, in the case of Supplemental Rent, to the Persons entitled thereto, in funds of the type specified in Section 3(d), an amount equal to the sum of (1) the excess, if any, of (A) the Termination Value for the Aircraft as of the Termination Date, over (B) the proceeds of the sale of the Aircraft after deducting (i) any reasonable brokerage or finders' fee payable by Lessor or the Owner Participant, (ii) any other reasonable out-of-pocket expenses incurred by Lessor and the Owner Participant, and (iii) any sale or transfer taxes payable by Lessor or the Owner Participant in connection with such sale, plus (2) that amount of interest that will accrue on the principal of all Outstanding Certificates during the period from and including the Termination Date to but excluding the Redemption Date specified in Section 6.01 of the Trust Indenture, plus (3) all Supplemental Rent (including, without limitation, Premium Amount, if any), other than Termination Value, due and owing on the Termination Date, plus (4) if the Termination Date is a Lease Period Date, the Basic Rent installment due and payable on that date pursuant to Section 3(b) (it being understood and agreed that Lessee shall not be required to pay the portion, if any, of such Basic Rent installment designated in Exhibit A-1 to the Rent Schedule as being payable in advance). If on or prior to the scheduled Termination Date no sale of the Aircraft shall have occurred and if Lessor shall not have elected to retain the Aircraft in accordance with
                         Section 9(d) or Lessee shall not have

                                   Series AA
                         elected to purchase the Aircraft in accordance with Section 9(e), Lessee's notice given pursuant to
                         Section 9(a) shall be deemed to be withdrawn as of such scheduled Termination Date and this Lease shall continue in full force and effect. Without the written consent of the Owner Participant, neither Lessee nor any of its Affiliates may bid on the Aircraft in connection with a termination of this Lease pursuant to Section 9(a)(i).

                                  (c)  Certain Obligations upon Sale of
                         Aircraft. Upon the sale of the Aircraft pursuant to and in accordance with the provisions of Section 9(b), Lessor will transfer to Lessee, without recourse or warranty (except as to the absence of Lessor's Liens (disregarding for this purpose the proviso to the definition thereof)), all of Lessor's right, title and interest in and to any Engines constituting part of the Aircraft but which are not then installed on the Aircraft. Lessor shall be under no duty to solicit bids, to inquire into the efforts of Lessee to obtain bids or otherwise take any action in connection with the sale of the Aircraft under Section 9(b), other than to transfer to the purchaser of the Aircraft (or to such purchaser and to Lessee, as the case may be), without recourse or warranty (except as to the absence of Lessor's Liens (disregarding for this purpose the proviso to the definition thereof)), all of Lessor's right, title and interest in and to the Aircraft against receipt of the payments provided for herein, and to pay the amounts, if any, required to be paid by Lessor under Section 9(b) or this Section 9(c), and to request the Loan Trustee upon the sale of the Aircraft pursuant to Section 9(b) to execute and deliver to such purchaser (or to such purchaser and to Lessee, as the case may be) an appropriate instrument releasing the Aircraft from the lien of the Trust Indenture and releasing the Purchase Agreement and the Purchase Agreement Assignment from the assignment and pledge under the Trust Indenture. Lessor agrees to notify promptly Lessee of the appointment by Lessor of any broker or finder (other than Lessee) in connection with the sale of the Aircraft pursuant to Section 9(b) and to pay the fees or commissions of any such broker or finder employed by Lessor in connection with the sale of the Aircraft pursuant to Section 9(b); provided that nothing in this Section 9(c) shall derogate from

                                   Series AA

                         Lessee's obligations set forth in clause (1) of the sixth sentence of Section 9(b).

                                  (d)  Retention of Aircraft by Lessor.  If
                         Lessee has not elected to purchase the Aircraft as provided in Section 9(e) and Lessor has elected to retain the Aircraft pursuant to Section 9(a), on the Termination Date specified in Lessee's termination notice, Lessor shall pay, or cause to be paid, to the Loan Trustee in funds of the type specified in Section 3(d), an amount equal to (1) the aggregate outstanding principal amount of the Certificates and all accrued interest thereon, plus (2) that amount of interest that will accrue on the principal of all Outstanding Certificates during the period from and including the Termination Date to but excluding the Redemption Date specified in Section 6.01 of the Trust Indenture, plus
                         (3) all other sums due and payable to the Indenture Trustee on such Termination Date under the Trust Indenture, the Participation Agreement or such Certificates. Subject to receipt by the Loan Trustee of such funds, on the Termination Date, (i) Lessee (x) shall deliver the Aircraft to Lessor in the same manner as if delivery were made to Lessor at the end of the Term pursuant to Section 5, and shall duly transfer to Lessor title to any engines installed on the Airframe but not owned by Lessor, all in accordance with the terms of Section 5, and (y) shall pay to Lessor or to the Persons entitled thereto, in funds of the type specified in Section 3(d), all Supplemental Rent (including, without limitation, Premium Amount, if any), other than Termination Value, due and owing on the Termination Date, and, if the Termination Date is a Lease Period Date, the Basic Rent installment due and payable on that date pursuant to Section 3(b) (it being understood and agreed that Lessee shall not be required to pay the portion, if any, of such Basic Rent installment designated in Exhibit A-1 to the Rent Schedule as being payable in advance), and (ii) Lessor (x) shall transfer or cause to be transferred to Lessee, without recourse or warranty (except as to the absence of Lessor's Liens (disregarding for this purpose the proviso to the definition thereof)), all of Lessor's right, title and interest in and to any Engines constituting part of the Aircraft but which are not then installed on the Aircraft, and (y) shall request the Loan Trustee to execute and deliver to Lessee an appropriate instrument

                                   Series AA
                         releasing the Aircraft from the lien of the Trust Indenture and releasing the Purchase Agreement and the Purchase Agreement Assignment from the assignment and pledge under the Trust Indenture. If Lessor shall fail to perform any of its obligations pursuant to this Section 9(d) under circumstances in which Lessee shall have fully performed its obligations hereunder with respect to such termination and as a result thereof this Lease shall not be terminated on a proposed Termination Date, Lessor shall thereafter no longer be entitled to exercise its election to retain the Aircraft upon any subsequent termination pursuant to this Section 9 and Lessee may at its option at any time thereafter submit a new termination notice pursuant to Section 9(a).

                                  (e)  Purchase of Aircraft by Lessee.  In the
                         event that Lessee shall be entitled to and shall have elected pursuant to the written notice referred to in the first sentence of Section 9(a) to terminate this Lease and purchase the Aircraft on a Special Termination Date, on such Special Termination Date, Lessee shall purchase the Aircraft at a price (the "Special Termination Price") equal to the greatest of
                         (i) the Termination Value for the Aircraft, computed as of such Special Termination Date, (ii) the then fair market sales value of the Aircraft, as determined by mutual agreement of Lessor and Lessee or, if they shall be unable to agree, by an Independent Appraisal and (iii) the sum of the present values, as of such Special Termination Date, of (x) Basic Rent payable with respect to the period from such Special Termination Date to and including the twenty-fourth anniversary of the Base Lease Commencement Date and
                         (y) the estimated fair market sales value of the Aircraft on the twenty-fourth anniversary of the Base Lease Commencement Date, as determined on such Special Termination Date by the Independent Appraisal (such present value calculation to utilize a discount rate equal to 13.5% per annum, compounded semi-annually). In such event, on such Special Termination Date, (x) Lessee (i) shall pay to Lessor or to the Persons entitled thereto, in funds of the type specified in
                         Section 3(d), all unpaid Supplemental Rent (including, without limitation, Premium Amount, if any), other than Termination Value, due and owing on such Special Termination Date and all Basic Rent due and payable on or prior to the Special

                                   Series AA

                         Termination Date and remaining unpaid (it being understood and agreed that Lessee shall not be required to pay the portion, if any, of the Basic Rent installment due and payable on the Special Termination Date designated in Exhibit A-1 to the Rent Schedule as being payable in advance) and (ii) at its option shall either (A) pay to Lessor, in funds of the type specified in Section 3(d), the Special Termination Price, or (B) assume all of the rights and obligations of the Owner Trustee under the Trust Indenture in respect of the Certificates (including, without limitation, any scheduled payment of principal of or accrued interest on the Certificates due and payable on the Special Termination Date but only to the extent that the Basic Rent installment payable by Lessee pursuant to clause (i) above or previously paid pursuant to this Lease does not cover such scheduled payment of principal of or accrued interest on the Certificates but excluding any obligations or liabilities of the Owner Trustee in its individual capacity incurred on or prior to such Special Termination Date, which obligations and liabilities shall remain the sole responsibility of the Owner Trustee) in accordance with Section 7.03 of the Trust Indenture and simultaneously shall pay to Lessor, in funds of the type specified in Section 3(d), an amount equal to the excess, if any, of the Special Termination Price over an amount equal to the sum of the principal of and any accrued and unpaid interest on the outstanding Certificates on such Special Termination Date, after taking into account any payments of principal or interest made in respect of the outstanding Certificates on such Special Termination Date, and (y) Lessor will sell to Lessee, without recourse or warranty (except as to the absence of Lessor's Liens (disregarding for this purpose the proviso to the definition thereof)), all of Lessor's right, title and interest in and to the Aircraft and all of Lessor's right, title and interest in and to any Engines constituting part of the Aircraft but which are not then installed on the Aircraft and, if Lessee shall not have assumed the rights and obligations of the Owner Trustee under the Trust Indenture in respect of the Certificates as provided for above, Lessor will request the Loan Trustee to execute and deliver to Lessee an appropriate instrument releasing the Airframe and Engines with respect to which title is transferred from the lien of the Trust Indenture and releasing the

                                   Series AA

                         Purchase Agreement and the Purchase Agreement Assignment from the assignment and pledge thereunder.

                                  (f)  Termination of Lease, Etc.  Upon the
                         sale or retention or purchase of the Aircraft, as the case may be, in compliance with the provisions of this
                         Section 9, (i) the obligation of Lessee to pay Basic Rent under Section 3(b) on any Lease Period Date occurring subsequent to the applicable Termination Value Determination Date, and (ii) the obligation of Lessee to pay Supplemental Rent (other than payments of Supplemental Rent to be made by Lessee (x) surviving pursuant to Section 7(d) of the Participation Agreement or Section 18 of the Tax Indemnity Agreement or (y) in respect of liabilities and obligations of Lessee which have accrued under any Operative Document but have not been paid or which are in dispute as of the date of such sale or retention) shall cease as of the Termination Date and, in each case, the Term shall end effective as of the Termination Date.

                                  (g)  Termination as to Engines.  So long as
                         no Event of Default shall have occurred and be continuing, Lessee shall have the right at its option at any time, on at least 60 days' prior written notice, to terminate this Lease with respect to any Engine. In such event, and prior to the date of such termination, Lessee shall replace such Engine hereunder by complying with the terms of Section 10(b) to the same extent as if an Event of Loss had occurred with respect to such Engine. No termination of this Lease with respect to any Engine as contemplated by this Section 9(g) shall result in any reduction of Basic Rent."

                                  SECTION 7.  AMENDMENT TO SECTION 10 OF THE
LEASE. (a) The first sentence of Section 10(a) is amended by inserting after the word "Lessor" the words ", the Loan Trustee".

                                  (b)  The second proviso to clause (i) of
Section 10(a) of the Lease is amended in its entirety to read as follows:

                         "provided, further, that if Lessee shall not perform its obligation to effect such replacement under this clause (i) during the period of time provided herein, then Lessee shall promptly give notice to Lessor and

                                   Series AA
                         the Loan Trustee, and shall pay on the Business
                         Day next following the thirtieth day after the end of such period to Lessor, or, in the case of Supplemental Rent, to the Persons entitled thereto, in funds of the type specified in Section 3(d) hereof, the amount specified in clause (ii) below; or"

                                  (c)  Clause (ii) of Section 10(a) is amended
in its entirety to read as follows:

                            "(ii)  on or before the Loss Payment Date (as
                         defined below), Lessee shall pay to Lessor or, in the case of Supplemental Rent, to the Persons entitled thereto, in funds of the type specified in Section 3(d), (A) the Stipulated Loss Value for the Aircraft, determined as of the Casualty Loss Determination Date, plus (B) all Supplemental Rent other than Stipulated Loss Value, due and owing on such Loss Payment Date plus (C) if the Loss Payment Date with respect to the Stipulated Loss Value is a Lease Period Date, the Basic Rent installment due and payable on that date pursuant to Section 3(b) (it being understood and agreed that Lessee shall not be required to pay the portion, if any, of such Basic Rent installment designated in Exhibit A-1 to the Rent Schedule as being payable in advance), plus (D) all Basic Rent due and payable prior to the Loss Payment Date and unpaid. As used herein, "Loss Payment Date" means the earlier of (x) the Business Day next following the 181st day next following the date of occurrence of the Event of Loss, and (y) an earlier Business Day irrevocably specified by Lessee at least thirty days in advance by notice to Lessor and the Loan Trustee; provided, however, the Loss Payment Date shall be the date specified in the second proviso to clause (i) above, if such proviso is applicable."

                                  (d)  Clause (C) of the penultimate paragraph
of Section 10(a) of the Lease is amended by deleting the words "Exhibit A" and substituting therefor the words "Exhibit C".

                                  (e)  Clause (D) of the penultimate paragraph
of Section 10(a) of the Lease is amended by inserting the words "or advisable" after the word "necessary" each time it appears.

                                   Series AA

                                  (f)  Clause (E) of the penultimate paragraph
of Section 10(a) of the Lease is amended by inserting the words "and the Loan Trustee" after the word "Lessor" the first time it appears.

                                  (g)  Clauses (F) and (G) of the penultimate
paragraph of Section 10(a) are each amended by inserting the words "and the Loan Trustee" after the word "Lessor".

                                  (h)  Clause (H) of the penultimate paragraph
of Section 10(a) is amended by inserting the words "and the Loan Trustee" after the word "Lessor" the first time it appears and by inserting the words "or the Loan Trustee" after the word "Lessor" the second time it appears.

                                  (i)  The final sentence of the penultimate
paragraph of Section 10(a) to the Lease is amended by deleting the word "an" before the words "opinion of counsel" and substituting therefor the words "a favorable".

                                  (j)  Clause (iii) of Section 10(b) of the
Lease is amended by deleting the words "Exhibit A" and substituting therefor the words "Exhibit C".

                                  (k)  Clause (v) of Section 10(b) of the Lease
is amended by inserting the words "and the Loan Trustee" after the word
"Lessor".

                                  (l)  Clause (vi) of Section 10(b) of the
Lease is amended by inserting the words "or advisable" after the word "necessary" each time it appears.

                                  (m)  Clause (vii) of Section 10(b) of the
Lease is amended by inserting the words "or the Loan Trustee" after the word "Lessor" the second time it appears.

                                  (n)  Clause (ii) of Section 10(c) of the
Lease is amended by deleting the words "and amounts payable as Supplemental Rent in respect of the Break Amount and any interest, if any, in connection therewith".

                                  (o)  Section 10(g) is deleted in its entirety.

                                  SECTION 8.  AMENDMENT TO SECTION 11 OF THE
LEASE. (a) Section 11 of the Lease is amended by deleting the words "each Participant" each time they appear and substituting therefor the words "the Pass Through Trustee

                                   Series AA
and the Owner Participant"; by deleting the words "each Participant's" each time they appear and substituting therefor the words "the Pass Through Trustee's and the Owner Participant's"; by deleting the words "any Participant" or "such Participant" each time they appear and substituting therefor the words "the Pass Through Trustee or the Owner Participant"; by deleting the words "any Participant's" or "such Participant's" each time they appear and substituting therefor the words "the Pass Through Trustee's or the Owner Participant's"; by deleting the words "Loan Participants" each time they and substituting therefor the words "Pass Through Trustee" and by deleting the words "and Break Amounts" each time they appear.

                                  (b)  Sections 11(b) and 11(c) of the Lease
are each amended by deleting the words "and Break Amount payable by Lessee as Supplemental Rent, if any".

                                  (c)  Section 11(d) of the Lease is amended by
inserting the words ", the Pass Through Trustee" between the words "Indenture Trustee" and "and the Owner Participant" each time they appear and by deleting the parenthetical phrase in the first sentence thereof.

                                  SECTION 9.  AMENDMENT TO SECTION 12 OF THE
LEASE. The first two sentences of Section 12 of the Lease are amended in their entirety to read as follows:

                                  "Section 12.  Inspection.  At all reasonable
times during the Term, but upon at least 10 days' prior written notice to Lessee, Lessor, the Owner Participant, the Loan Trustee and the Pass Through Trustee, or their authorized representatives, may, subject to the last sentence of this Section 12, conduct a visual walk-around inspection of the Aircraft and any Engine (including a visual walk-around inspection of the Aircraft during any regularly scheduled heavy maintenance visit for the Aircraft conducted by Lessee during the Term) and may inspect the books and records of Lessee relating thereto; provided that (a) such representative shall be covered by such insurance as shall be customary in connection with risks of the type incurred in connection with any such inspection, (b) any such inspection shall be subject to the safety, security and workplace rules applicable at the location where such inspection is conducted and any applicable governmental rules or regulations and (c) in the case of an inspection during a maintenance visit, such inspection shall not in any

                                   Series AA
respect interfere with the normal conduct of such maintenance visit or extend the time required for such maintenance visit. All information obtained in connection with any such inspection shall be held confidential by Lessor, the Owner Participant, the Loan Trustee and the Pass Through Trustee and shall not be furnished or disclosed by them to anyone other than their bank examiners, auditors, accountants, agents and legal counsel and any Person with whom the Owner Participant, the Loan Trustee or the Pass Through Trustee is in good faith conducting negotiations relating to the possible transfer and sale of its interest in the Aircraft, if such Person shall have entered into an agreement similar to that contained in this Section 12 whereby such Person agrees to hold such information confidential, and except as may be required by an order of any court or administrative agency or by any statute, rule, regulation or order of any governmental authority."

                                  SECTION 10.  AMENDMENT TO SECTION 14 OF THE
LEASE. (a) Section 14(a) of the Lease is amended by inserting the words "(or any interest thereon)" after the words "Termination Value", and by deleting the word "20" and substituting therefor the word "15".

                                  (b)  Section 14(b) of the Lease is amended by
inserting the words "the Loan Trustee or the Owner Participant" after the words "after receipt by Lessor".

                                  (c)  Section 14(d) of the Lease is amended by
inserting the words "or the Loan Trustee" before the first semicolon.

                                  (d)  Sections 14(a) and (e) of the Lease are
each amended by inserting the words "or the Loan Trustee" before the semicolon.

                                  SECTION 11.  AMENDMENT TO SECTION 15 OF THE
LEASE. (a) Section 15(c) of the Lease is amended by deleting the term "Assumed Debt Rate" and substituting therefor "Average Certificate Rate".

                                  (b)  The first sentence of the last paragraph
of Section 15 of the Lease Agreement is amended by deleting the remainder of the sentence following the words "responsibility or liability" and substituting therefor the words "for any Premium Amount payable to the Certificate Holders as a result of a redemption of the Certificates

                                   Series AA
pursuant to Section 6.01(b)(2) of the Trust Indenture without the prior written consent of Lessee".

                                  SECTION 12.  AMENDMENT TO SECTION 18 OF THE
LEASE. Clause (ii) of Section 18 of the Lease is amended by deleting the word "(215) 320-1348" and substituting therefor the word "(215) 655-1349"; and clause (iv) of Section 18 of the Lease is amended in its entirety to read "(iv) if to the Loan Trustee, to 750 Main Street, Hartford, Connecticut 06103
Attention: Corporate Trust Department, or such other address as the Loan Trustee shall from time to time designate in writing to Lessor and Lessee."

                                  SECTION 13.  AMENDMENT TO SECTION 20 OF THE
LEASE. Section 20(b) of the Lease is amended by deleting the words "November 26, 2008" in the first sentence and substituting therefor the words "November 26, 2007"; and by deleting the words "Section 2.16" and substituting therefor the words "Section 7.03".

                                  SECTION 14.  AMENDMENT TO SECTION 25 OF THE
LEASE. Section 25 of the Lease is amended by deleting the word "3.07" and substituting therefor the word "9.03".

                                  SECTION 15.  EFFECTIVENESS OF AMENDMENTS.
The amendments to the Lease set forth in Sections 1 through 14 hereof shall become effective as of the Closing (as such term is defined in the Refunding Agreement).

                                  SECTION 16.  RATIFICATION.  Except as amended
hereby, the Lease shall remain in full force and effect.

                                  SECTION 17.  MISCELLANEOUS.  This Lease
Amendment may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Lease Amendment including a signature page executed by each of the parties hereto shall be an original counterpart of this Lease Amendment, but all of such counterparts together shall constitute one instrument. THIS LEASE AMENDMENT SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. To the extent, if any, that the Lease or this Lease Amendment constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in the Lease or in this

                                   Series AA

Lease Amendment may be created through the transfer or possession of any counterpart, other than the original counterpart, which shall be identified as the counterpart containing on the signature page thereof the receipt therefor executed by the Loan Trustee. This Lease Amendment is being delivered in the State of New York.

                                   Series AA

                                  IN WITNESS WHEREOF, the parties hereto have
caused this Lease Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                                  LESSOR

                                                  MERIDIAN TRUST COMPANY
                                                    not in its individual
                                                    capacity, but solely as
                                                    Owner Trustee


                                                  By:___________________________
                                                     Name:
                                                     Title:


                                                  LESSEE

                                                  AMERICAN AIRLINES, INC.


                                                  By:___________________________
                                                     Name:
                                                     Title:

                                   Series AA

          Receipt of this original counterpart of the foregoing Lease Amendment is hereby acknowledged on this ____ day of May, 1994.


                                        STATE STREET BANK AND TRUST COMPANY
                                           OF CONNECTICUT, NATIONAL
                                           ASSOCIATION, LOAN TRUSTEE



                                        By:__________________________________
                                           Name:
                                           Title:

                                   Series AA